Exhibit 10.49
THIS DEED OF AMENDMENT is made the 7th day of February 2006 BETWEEN APPLIED MATERIALS IRELAND LIMITED whose registered office is situated at 1 Gardner House, Wilton Place, Dublin 2 (hereinafter called “the Company”) of the one part AND MERCER TRUSTEES LIMITED whose registered office is situated at Oyster Point, Temple Road, Blackrock, Co. Dublin (hereinafter called “the Trustees”) of the other part.
WHEREAS :
(A)	This Deed is supplemental to:
(i)	a resolution of the Board of Directors of the Company passed on the 31st day of May 1996 and a Trust Deed dated the 3rd day of July 1996 (hereinafter called “the Deed”) with rules scheduled thereto (hereinafter called “the Rules”) whereby the the Company established ‘The Applied Materials Profit Sharing Scheme’ (hereinafter called “the Scheme”) as an employees’ share scheme for approval by the Revenue Commissioners in accordance with Chapter 1 of Part 17 and Schedule 11 of the Taxes Consolidation Act, 1997 and;

(ii)	Deed of Amendment of even date whereby Clause 20 of the Deed was amended.
(B)	The Trustees are the present trustees of the Scheme.

(C)	It is provided in Clause 20 of the Deed that the Company may with the consent of the Trustees modify, alter, amend or extend all or any of the provisions of the Deed and/or the Rules.

(D)	The Company with the consent of the Trustees is desirous of amending the Deed and the Rules as hereinafter provided.

NOW THIS DEED WITNESSETH as follows:-
The Company in pursuance of the aforesaid desire and in exercise of the power for this purpose conferred upon it by the Deed and of every and any other power enabling it in this behalf and with the consent of the Trustees HEREBY AMENDS the Deed and the Rules as follows:
1.	With effect from the 1st day of December 2004 the definition of Eligible Employee in Rule 1 of the Rules shall be deleted and replaced with the following:

“Eligible Employee” at any Cut-Off Date any person who
(i) (A)	is or has been for at least 6 months ending on the preceding Cut-Off Date an employee or full-time director of the Company; and
(B)	is chargeable to tax under Schedule E in respect of that office or employment;
(ii)	is any other employee of a Participating Company including a Director who has a contract of employment with such a Participating Company and has been nominated by the Directors for participation in the Scheme;
Provided that such person is not ineligible to become a participant by virtue of the provisions of Part 4, Schedule 11 of the Act.
IN WITNESS WHEREOF this Deed was duly executed by the parties hereto the day and year first above written.

PRESENT when the Common Seal
of APPLIED MATERIALS IRELAND LIMITED
was affixed hereto:

/s/ Linda Richardson	Director

/s/ Brent Gammon	Director/Secretary
PRESENT when the Common Seal
of MERCER TRUSTEES LIMITED
was affixed hereto:

/s/ Patrick Burke	Director

/s/ Tom Molloy	Director

Dated this 7th day of February 2006
APPLIED MATERIALS IRELAND LIMITED
one part
MERCER TRUSTEES LIMITED
other part
DEED OF AMENDMENT
THE APPLIED MATERIALS PROFIT SHARING SCHEME